FIRST AMENDMENT TO LEASE

This First Amendment to Lease made and entered into this 1st day of May, 2008, by and between G & I VI 1155 BUSINESS CENTER FE LLC, successor to Brandywine Operating Grande C, L.P., hereinafter referred to as (“Landlord”) and CADISTA PHARMACEUTICALS INC., successor to Trigen Laboratories, Inc. for purposes of the Lease, hereinafter referred to as (“Tenant”).

WHEREAS, Landlord leased certain premises consisting of 1,638 rentable square feet of space commonly referred to Suite 130 (“Original Premises”) located at 1155 Business Center Drive, Horsham, PA (“Building”), to Tenant pursuant to that certain Lease dated November 1, 2005, hereinafter referred to as “Lease”; and

WHEREAS, Landlord and Tenant wish to relocate Tenant from the Original Premises to the New Premises (defined below) on the terms set forth herein and in the Lease;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1.           Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this First Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2.           Lease of New Premises.

(a)         The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, 2,997 rentable square feet of space with a Suite Number of 220 (“New Premises”), located on the second floor of the Building, as shown on Exhibit “A”, attached hereto and made a part hereof. The term of the Lease for the New Premises shall commence upon substantial completion of the Landlord’s Work (as defined in subparagraph (b) hereof) (“New Premises Commencement Date”). The New Premises shall be deemed substantially completed when the Landlord’s Work has been completed to the extent that the New Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the New Premises. The estimated New Premises Commencement Date is June 1, 2008. It is the mutual intention of Landlord and Tenant that the New Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this First Amendment, and to that end, Landlord and Tenant hereby agree that from and after the New Premises Commencement Date, the word “Premises”, as defined in the Lease, shall mean and include only the New Premises (provided Tenant vacates the Original Premises as provided for herein).

(b)         Landlord shall provide a “turnkey” tenant improvement package to fit out the New Premises using building standard finishes, in substantial conformity with a mutually agreed upon space plan based upon the “test fit” space plan entitled “SK-1”, prepared by Polek Schwartz Architects, dated April 14, 2008, (“Landlord’s Work”), the same of which is/shall be attached hereto, made a part hereof and marked as Exhibit “B”. Landlord will cap its contribution toward the aforementioned tenant improvement package at a “not to exceed” number of $33.00 per rentable square foot of the New Premises.

(c)         Notwithstanding the foregoing, if any material revision or supplement to Landlord’s Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and specifications within the time frame stated by Landlord in its reasonable discretion; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within the time frame stated by Landlord in its reasonable discretion (each, a “Tenant’s Delay”); then the commencement of the Term of this First Amendment and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay. If any change, revision or supplement to the scope of the Landlord’s Work is requested by Tenant, then such increased costs associated with such change, revision or supplement shall be paid by Tenant upfront and such occurrence shall not change the New Premises Commencement Date of the Term and shall not alter Tenant’s obligations under this First Amendment.

(d)          Notwithstanding anything to the contrary stated in Section 2(c) above, the Term of this First Amendment shall commence on the date the New Premises would have been delivered to Tenant but for Tenant’s Delay or Tenant’s change order.

(e)           Upon completion of Landlord’s Work, Landlord and Tenant shall schedule an inspection of the New Premises, at which time a punchlist of outstanding items, if any, shall be prepared. Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction within a reasonable time thereafter, such time not to exceed thirty (30) days from the actual inspection, unless such items cannot be completed within such time, and then, in such reasonable time, so long as Landlord is diligently pursuing such items.

(f)           The New Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “C”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

(g)           On or before the New Premises Commencement Date, Tenant shall surrender the Original Premises in the condition required under the Lease. Upon Tenant’s delivery of the Original Premises to Landlord in accordance with the requirements of the Lease, Landlord shall release any claims that it may have against Tenant including payment of rent on the “Original Premises” from the date the “New Premises” are occupied with respect to any matters arising under the Lease relating to the Original Premises other than claims that may hereafter arise for indemnification with respect to injury to persons or property occurring thereon prior to or on the New Premises Commencement Date. Effective as of the New Premises Commencement Date, Tenant shall release any claims that it may have against Landlord with respect to any matters arising under the Lease relating to the Original Premises, other than claims that may arise for indemnification with respect to injury to persons or property occurring thereon prior to or on the New Premises Commencement Date.

3.           Term:   The Lease Term is hereby extended for 48 months(s) from the New Premises Commencement Date.

4.           Fixed Rent:

(a)       From and after the New Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the New Premises as follows:

TIME PERIOD	PER RSF		MONTHLY INSTALLMENT	ANNUAL FIXED RENT

Months 1-12	$20.75,	*	$5,182.31	$62,187.75

Months 13-24	$21.25,	*	$5,307.18	$63,686.25

Months 25-36	$21.75,	*	$5,432.06	$65,184.75

Months 37-48	$22.25,	*	$5,556.94	$66,683.25

* Plus Electricity pursuant to Article 5 of this First Amendment and Additional Rent pursuant to Article 4 of the Lease with the Base Year being reset to 2008.

5.          Electricity Charges. Landlord shall not be liable for any interruption to any utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord. Tenant shall contract with and pay directly to the energy provider for its electrical consumption in the Premises. In the event Tenant fails to pay the provider, Landlord may, but shall not be required to, pay such provider and be reimbursed by Tenant with interest charged at a rate of 12%.

 6.          Landlord’s Notice Addresses: All notices under the Lease shall be sent to Landlord at the following addresses:

G & I VI 1155 BUSINESS CENTER FE LLC
c/o DRA Advisors LLC
220 East 42nd Street
New York, NY 10017

with a copy to

Brandywine Operating Partnership, L.P.	Brandywine Realty Trust
555 E. Lancaster Ave., Suite 100	555 E. Lancaster Ave., Suite 100
Radnor, PA 19087	Radnor, PA 19087
Attn: H. Jeffrey DeVuono	Attn: Brad A. Molotsky
Phone No. 610-325-5600	Phone No. 610-325-5600
Fax No. 610-325-5622	Fax No. 610-832-4928
E-mail: jeff.devuono@bdnreit.com	brad.molotsky@bdnreit.com

7.           Tenant Representations: Tenant hereby confirms that (i) the Lease is in full force and effect and Tenant is currently in possession of the Original Premises; (ii) there are no defaults by Landlord under the Lease; (iii) the Base Year has been reset to 2008 and (iv) the Security Deposit has been increased to $5,119.88.

8.           Brokerage Commission New Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal with any real estate broker or sales representative in connection with this proposed transaction except for The Flynn Company. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

9.           Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. If any term of the Lease conflicts with any term in this First Amendment to Lease, the term in the First Amendment to Lease will control. Tenant specifically acknowledges and agrees that Article 18 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

10.        OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the forgoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

11.         Relocation Costs. Except for that contained in Article 2(b) of this First Amendment, all costs of relocating Tenant from the Original Premises to the New Premises shall be borne by Tenant.

12.         Tenant’s Proportionate Share. From and after the New Premises Commencement Date, Tenant’s Proportionate Share shall be 5.83%.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

WITNESS:		LANDLORD:

G & I VI 1155 BUSINESS CENTER FE LLC

[ILLEGIBLE]		By:	/s/ Jean Marie Apruzzese
		Name	Jean Marie Apruzzese
		Title	Vice President

ATTEST:		TENANT:
CADISTA PHARMACEUTICALS INC.

[ILLEGIBLE]		By:	/s/ Christopher J Worrell
Name:		Name:	Christopher J Worrell
Title:		Title:	President & CEO
5/28/08

EXHIBIT “A”
SPACE PLAN

EXHIBIT “B”
LANDLORD’S WORK

EXHIBIT “C”
FORM OF THE CONFIRMATION OF LEASE TERM
(to be completed after commencement)

New Premises: Suite 220
1155 Business Center Drive
Horsham, Pennsylvania
Square Footage: 2,997

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the_____day of                 , 2008, between G & I VI 1155 BUSINESS CENTER FE LLC , a Delaware limited liability company (“Landlord”) and CADISTA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”), who executed a First Amendment to Lease dated for reference purposes as of ____________ , 2008, covering certain premises located at Suite 130, 1155 Business Center Drive, Horsham, Pennsylvania.

All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.        The Parties to this Memorandum hereby agree that the date of  ______________, 2008 is the “New Premises Commencement Date” and the date                      is the expiration date of the Term.

2.        Tenant hereby confirms the following:

(a)           That it has accepted possession of the New Premises pursuant to the terms of the First Amendment to Lease;

(b)           That any improvements, including any Landlord’s Work, required to be furnished according to the Lease by have been Substantially Completed;

(c)           That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d)           That there are no offsets or credits against rentals;

(e)           That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

(f)           That there is no rent due and owing on the “Original Premises” either currently or in the future.

3.            Landlord hereby confirms to Tenant that its Building Number is Dl15 and its Lease Number is _______________. This information must accompany each Rent check or wire payment.

4.            Tenant’s Notice Address is:

Cadista Pharmaceuticals Inc.
Suite 220, 1155 Business Center Drive
Horsham, Pennsylvania 19044

Tenant’s Billing Address is:

Cadista Pharmaceuticals Inc.
207 Kiley Drive
Salisbury, Maryland 21801

5.           This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:

G & I VI 1155 BUSINESS CENTER FE LLC

	By: ___________	DRAFT ___________________________
Name
Title

ATTEST:	TENANT:
CADISTA PHARMACEUTICALS INC.

	By: ___________	DRAFT_____________________________
Name:	Name: Christopher J Worrell
Title: Secretary	Title: President & CEO